                                                                EXHIBIT 23




                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Mark Twain Bancshares, Inc. of our report dated January 16, 1996, included in the 1995 Annual Report to Shareholders of Mark Twain Bancshares, Inc.

We also consent to the incorporation by reference into each registration statement listed below of our report dated January 16, 1996, with respect to the consolidated financial statements incorporated herein by reference of Mark Twain Bancshares, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 1995.

       FORM              NO.
    ---------         --------
       S-8            33-59075      Mark Twain Bancshares, Inc. 1995 Stock Option Plan

       S-8            33-48078      Mark Twain Bancshares, Inc. 1992 Stock Option Plan

       S-8             2-86364      Mark Twain Bancshares, Inc. 1983 Incentive Stock
                                      Option Plan
                                      As amended through Post Effective Amendment
                                      Number 6 dated May 2, 1992

       S-8             2-88720      The Mark Twain Savings Challenge Plan
                                      As amended through Post Effective Amendment
                                      Number 4 dated April 28, 1987



                                           ERNST & YOUNG LLP
                                          --------------------
                                           Ernst & Young LLP







St. Louis, Missouri
March 15, 1996